UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 6, 2024

CONSOL Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38147	82-1954058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Technology Drive Suite 101

Canonsburg, Pennsylvania 15317

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code:

(724) 416-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CEIX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, Martha A. Wiegand, General Counsel and Secretary of CONSOL Energy Inc. (the “Company”), departed the Company on August 7, 2024 (the “Separation Date”). On November 6, 2024, Ms. Wiegand entered into a Separation of Employment and General Release Agreement (the “Separation Agreement”) with the Company and Consol Mining Company LLC effective as of the Separation Date, pursuant to which, in exchange for a general release of claims and subject to Ms. Wiegand’s compliance with certain restrictive covenants and provided that Ms. Wiegand does not revoke the Separation Agreement during the seven-day period following her signing of the Separation Agreement, Ms. Wiegand is entitled to receive a lump sum payment of approximately $695,425 and, subject to Ms. Wiegand’s election of COBRA health care continuation coverage, the Company will pay Ms. Wiegand’s and her eligible dependents’ monthly COBRA premiums for 18 months commencing on the Separation Date.

In addition, the Separation Agreement provides that Ms. Wiegand is entitled to payment of all vested benefits under the Consol Energy, Inc. Non-Qualified Defined Contribution Restoration Plan pursuant to the terms of such plan, including with respect to payment amount and timing. Moreover, all equity award agreements, or any similar agreements, granted to Ms. Wiegand under the CONSOL Energy Inc. Omnibus Performance Incentive Plan (the “Omnibus Plan”): (i) that were outstanding as of the Separation Date that vest solely based on Ms. Wiegand’s continued employment with the Company are amended to fully vest on the Separation Date and settle by December 31, 2024, and (ii) that were outstanding as of the Separation Date that vest based on Ms. Wiegand’s continued employment with the Company and the achievement of previously established performance goals are amended so that Ms. Wiegand’s continued employment with the Company on or after the Separation Date is not a requirement for vesting and, as a result, any unvested performance-based awards remain eligible to vest based on the actual achievement of the performance goals established under the applicable award agreement. Except as noted above, the terms and conditions (including the restrictive covenants and related provisions) of each equity award agreement, or any similar agreement, granted to Ms. Wiegand under the Omnibus Plan remain fully applicable and enforceable.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Separation Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Separation of Employment and General Release Agreement, by and between the Company and Martha A. Wiegand

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOL ENERGY INC.

By:	/s/ Miteshkumar B. Thakkar
Miteshkumar B. Thakkar
Chief Financial Officer and President

Dated: November 12, 2024